UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2024

Global Net Lease, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Fifth Avenue, 30th Floor
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (332) 265-2020

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GNL	New York Stock Exchange
7.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	GNL PR A	New York Stock Exchange
6.875% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	GNL PR B	New York Stock Exchange
7.50% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	GNL PR D	New York Stock Exchange
7.375% Series E Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	GNL PR E	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 5, 2024, Global Net Lease, Inc. (the “Company”), through subsidiaries (collectively, the “Borrowers”) of its operating partnership, Global Net Lease Operating Partnership, L.P. (the “OP”), entered into a commercial mortgage-backed security Loan Agreement (the “Loan Agreement”), with (i) Bank of Montreal, (ii) Société Générale Financial Corporation, (iii) Barclays Capital Real Estate Inc. and (iv) KeyBank National Association (each individually, a “Lender,” and collectively, the “Lenders”), in the aggregate amount of $237 million (the “Loan”). In connection with the entry into the Loan Agreement, on April 5, 2024, the OP entered into a Guaranty Agreement (the “Guaranty”) and an Environmental Indemnity Agreement (the “Environmental Indemnity”) for the benefit of the Lenders.

The Loan is secured by, among other things, first priority mortgages on the Borrowers’ interests in 20 industrial properties the Company owns across the United States. The Loan has a 5-year term and is interest-only at a fixed rate of 5.74% per year. The Loan Agreement requires the Borrowers to pay interest only on a monthly basis. The principal balance of the Loan is due on the maturity date of April 6, 2029. The Loan Agreement requires the Borrowers to comply with certain covenants, including, certain obligations to reserve funds. The Loan documents also require the OP, as guarantor, to maintain a net worth of $150M and liquid assets having a market value of at least $10M.

The Loan may be prepaid, in whole (or in part, subject to the satisfaction of the partial release conditions in Section 2.5.2 of the Loan Agreement) at any time after April 5, 2025 (or 90 days thereafter if Lender delivers notice to Borrower that Lender is undertaking a securitization), with no less than fifteen days prior written notice to Lenders, subject to paying a Yield Maintenance Premium (as defined in the Loan Agreement) or to partially defeasing the Loan if after the Permitted Defeasance Date (defined below), and, in each case, to satisfying various requirements including a debt yield and debt service coverage threshold. In addition, following the earlier of April 5, 2027 and the date that is two years after the securitization of the Loan (“Permitted Defeasance Date”), the Borrowers may be released from its obligations under the Loan Agreement as outlined in Section 2.4.1 of the Loan. The Loan may also be repaid at par during the final six months prior to maturity.

The proceeds from the Loan will be used to repay draws on the Company’s corporate credit facility. The properties securing the Loan were removed from the borrowing base of such credit facility which, while temporarily reducing availability for draws thereunder, allows room for future asset additions and provides the Company with additional flexibility.

Pursuant to the Guaranty, the OP has (i) guaranteed the full repayment of the Loan in the case of certain major defaults by a Borrower or the OP, including bankruptcy, and (ii) indemnified the Lenders against losses, costs or liabilities related to certain other “bad boy” acts of any Borrower or the OP, including fraud, willful misconduct, bad faith, and gross negligence. Pursuant to the Environmental Indemnity, the OP and the Borrowers have indemnified the Lenders against losses, costs or liabilities related to certain environmental matters.

The foregoing descriptions in this Current Report on Form 8-K of the Loan Agreement, the Guaranty and the Environmental Indemnity are summaries and are qualified in their entirety by the terms of the Loan Agreement, the Guaranty and the Environmental Indemnity. Copies of the Loan Agreement, the Guaranty and the Environmental Indemnity are attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated by reference in this Item 1.01.

Item. 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1*	Loan Agreement, dated as of April 5, 2024, among the borrower entities party thereto, Bank of Montreal, Barclays Capital Real Estate Inc., Société Générale Financial Corporation, and KeyBank National Association.
10.2	Guaranty Agreement, dated as of April 5, 2024, by Global Net Lease Operating Partnership, L.P. in favor of Bank of Monteal, Barclays Capital Real Estate Inc., Société Générale Financial Corporation, and KeyBank National Association.
10.3*	Environmental Indemnity Agreement, dated as of April 5, 2024, by Global Net Lease Operating Partnership, L.P. and the borrower entities party thereto, for the benefit of Bank of Monteal, Barclays Capital Real Estate Inc., Société Générale Financial Corporation, and KeyBank National Association.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

* Pursuant to Item 601(b)(10)(iv) of Regulation S-K, portions of this exhibit have been omitted because the Company customarily and actually treats the omitted portions as private or confidential, and such portions are not material and would likely cause competitive harm to the Company if publicly disclosed. The Company will supplementally provide a copy of an unredacted copy of this exhibit to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL NET LEASE, INC.

Date:	April 10, 2024	By:	/s/ Edward M. Weil, Jr.
		Name:	Edward M. Weil, Jr.
		Title:	Chief Executive Officer (Principal Executive Officer)